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                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549


                                  FORM 8-K

                               CURRENT REPORT



                   Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) August 31, 1998
                                                ---------------------


                            Travelers Group Inc.
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           (Exact name of registrant as specified in its charter)


    Delaware                        1-9924                     52-1568099
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    (State or other              (Commission                 (IRS Employer
    jurisdiction of              File Number)                Identification No.)
    incorporation)

    388 Greenwich Street,   New York, NY                       10013
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    (Address of principal executive offices)                  (Zip Code)

                               (212) 816-8000
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            (Registrant's telephone number, including area code)



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                            TRAVELERS GROUP INC.
                         CURRENT REPORT ON FORM 8-K




ITEM 5.  OTHER EVENTS.

Salomon Smith Barney Holdings Inc. ("Salomon Smith Barney"), a wholly-owned subsidiary of Travelers Group Inc. announced that, while Salomon Smith Barney's private client and asset management businesses have continued to perform well, extreme volatility in the global fixed income and equity capital markets has reduced overall trading results and resulted in after-tax losses of approximately $150 million for the July-August period.

Included in this loss are the following estimated after-tax losses:

-  $60 million of Russia-related credit losses;

-  $120 million of losses in the U.S. fixed income arbitrage portfolio;

-  $180 million of losses in the remaining global arbitrage business.

Salomon Smith Barney said it believes it has taken a conservative position with respect to its remaining Russian exposure. It expects no further material losses going forward from its U.S. fixed income arbitrage unit, having substantially completed the risk reduction associated with this unit after a previously announced restructuring. Further, Salomon Smith Barney continues to substantially reduce the risk being borne by its continuing global arbitrage business.

Certain of the statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Actual results may differ materially from those included in the forward-looking statements. Forward-looking statements are typically identified by the words "believe," "expect," "anticipate," "intend," "estimate," and similar expressions. These forward-looking statements involve risks and uncertainties including, but not limited to, the success of Salomon Smith Barney's risk reduction strategies and changes in general economic conditions.


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SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated:  September 2, 1998                   TRAVELERS GROUP INC.


                                            By:  /s/ William Bozarth
                                                 ---------------------------
                                                 William Bozarth
                                                 Vice President and Controller